SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
 Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

QUANTUM CORPORATION
(Name of registrant as specified in its charter)

VIEX OPPORTUNITIES FUND, LP - SERIES ONE
VIEX OPPORTUNITIES FUND, LP - SERIES TWO
VIEX SPECIAL OPPORTUNITIES FUND III, LP
VIEX GP, LLC
VIEX SPECIAL OPPORTUNITIES GP III, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
MARK BONNEY
JOHN MUTCH
RAGHAVENDRA RAV
KHURRAM SHEIKH
(Name of person(s) filing proxy statement, if other than the registrant)
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VIEX Opportunities Fund, LP - Series One, together with the other participants named herein (collectively, "VIEX"), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of VIEX's slate of five highly qualified director nominees to the Board of Directors of Quantum Corporation, a Delaware corporation (the "Company"), at the Company's upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 6, 2016, VIEX issued the following press release:

VIEX Nominates Five Strong Director Candidates for Election to Board of Quantum Corporation
Disappointed in Company's Track Record of Poor Performance and Misguided Governance

 Believes Reconstituting the Board is Most Effective Way to Drive Long-Term Value
09:00 ET from VIEX Capital Advisors, LLC
NEW YORK, June 6, 2016 /PRNewswire/ -- VIEX Capital Advisors, LLC, together with its affiliates (collectively, "VIEX") the largest stockholder of Quantum Corporation (NYSE: QTM), announced today that it has nominated five highly-qualified, independent candidates for election to the Quantum's Board of Directors ("the Board") at the Company's 2016 Annual Meeting of Stockholders.
"VIEX thinks that the continuing destruction of shareholder value on the Quantum Board's watch is indefensible," said Eric Singer, Managing Member of VIEX Capital Advisors. "We strongly believe that our nominees possess the relevant skills and fresh perspectives desperately needed to address the clear performance issues and capital structure challenges facing Quantum, and to oversee a comprehensive, independent and credible strategic assessment of the business with a singular focus on maximizing shareholder value. We look forward to the upcoming annual meeting and to presenting a compelling case for change to Quantum's long-suffering shareholders."
VIEX's nominees for the Quantum Board are:
•
Mark Bonney has successfully managed turnarounds in several technology companies in the US and abroad over the past 30 years. He has significant management, operations and financial experience as a senior executive of middle market, high technology companies in the United States and globally. He is a member of the Board, President and Chief Executive Officer of MRV Communications, Inc. (NASDAQ: MRVC), a global supplier of packet and optical solutions that power the world's largest networks. Previously, Mr. Bonney served as the President and Chief Executive Officer of On Board Advisors, LLC, a strategic and financial advisory firm. He has served on the boards of American Bank Note Holographics, Inc., Axsys Technologies, Inc., and Sigma Designs. Mr. Bonney is currently a director Zix Corporation, where he has served since January 2013.

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John Mutch is a seasoned operating executive and investor in the technology industry with over 30 years of public and private company operating and investing experience with a long, sustained track record of creating shareholder value and extensive executive management experience. He serves as the managing partner of MV Advisors LLC, a strategic block investment firm which provides focused investment and strategic guidance to small and mid-cap technology companies. Previously, Mr. Mutch served as the President, CEO and Chairman of the Board of BeyondTrust Software, a privately held security software company. He also served as President and CEO of both Peregrine Systems and HNC Software, an enterprise analytics software provider. Mr. Mutch currently serves as a member of the Board of Directors of Agilysys, Inc. (NASDAQ: AGYS), and as the Chairman of the Board of Aviat Networks and previously served on the boards of Phoenix Technology, Adaptec Inc., Edgar Online, Aspyra, Overland Storage and Brio Software.

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Raghavendra Rau is an accomplished global executive who has led transformative change in the technology and software industries. He has extensive experience in the technology industry, significant public company board experience and executive level management experience. He served as the Chief Executive Officer of SeaChange International Inc. (NASDAQ: SEAC), a manufacturer of digital video systems and provider of related services to media companies worldwide, and also on the Board of Directors. He currently serves as a member of the Board of Directors, of Rovi Corporation (NASDAQ: ROVI), a creator of personalized and data-driven entertainment. Previous, Mr. Rau served on the Board of Directors of Aviat Networks, Inc. and Microtune, Inc. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance, and was a director of the Center for Telecom Management at the University of Southern California.

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Khurram Sheikh is an experienced technology and innovation executive with multi-functional skill sets in the mobile, telecommunications and media industries. He currently serves as the Chairman and Chief Executive Officer of AIJAAD, a design-thinking based innovation practice in Silicon Valley. Previously, Mr. Sheikh served as the President of SiBEAM Inc., a leader in the development of gigabit wireless chip, IP and software technologies, as the Chief Strategy and Technology Officer at both Silicon Image Inc. and Lattice Semiconductor Inc. (NASDAQ: LSCC) following its acquisition of Silicon Image, as the Chief Executive Officer of JKSFS – New Age Communications, a technology company focused on innovation at the intersection of cloud and mobile access networks, and as Chief Executive Officer, Chief Technology Officer and President of Global Business Units at Powerwave Technologies Inc., a global telecommunications corporation.

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Eric Singer has demonstrated financial expertise and significant experience serving as a director of various technology companies. Mr. Singer currently serves on the board of directors of TigerLogic Corporation (NASDAQ: TIGR), a global provider in engagement solutions, including the Omnis mobile development platform, IEC Electronics Corp., a provider of electronic manufacturing services to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, and YuMe, Inc., a leading independent provider of digital video brand advertising solutions powered by data-driven insights and multi-platform expertise. Mr. Singer previously served as a director of Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc., including as its Chairman of the Board, and Zilog Corporation.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, "VIEX"), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of five highly qualified director nominees at the 2016 annual meeting of stockholders of Quantum Corporation, a Delaware corporation (the "Company").
VIEX STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.
The participants in the solicitation are VIEX Opportunities Fund, LP – Series One ("Series One"), VIEX Opportunities Fund, LP – Series Two ("Series Two"), VIEX Special Opportunities Fund III, LP ("VSO III"), VIEX GP, LLC ("VIEX GP"), VIEX Special Opportunities GP III, LLC, ("VSO GP III"), VIEX Capital Advisors, LLC ("VIEX Capital"), Eric Singer, Mark Bonney, John Mutch, Raghu Rau, and Khurram Sheik.
As of the date hereof, Series One beneficially owned 7,407,865 shares of Common Stock. Series Two beneficially owned 1,413,191 shares of Common Stock. VSO III beneficially owned 20,710.666 shares of Common Stock. VIEX GP, as the general partner of Series One and Series Two, may be deemed the beneficial owner of the (i) 7,407,865 shares owned by Series One and (ii) 1,413,191 shares owned by Series Two. VSO GP III, as the general partner of VSO III, may be deemed the beneficial owner of the 20,710,666 shares owned by VSO III. VIEX Capital, as the investment manager of Series One, Series Two and VSO III, may be deemed the beneficial owner of the (i) 7,407,865 shares owned by Series One, (ii) 1,413,191 shares owned by Series Two and (iii) 20,710,666 shares owned by VSO III. Mr. Singer, as the managing member of VIEX GP and VIEX Capital, may be deemed the beneficial owner of the (i) 7,407,865 shares owned by Series One, (ii) 1,413,191 shares owned by Series Two and (iii) 20,710,666 shares owned by VSO III. As of the date hereof, Messrs. Bonney, Mutch, Rau and Sheikh did not beneficially own any shares of Common Stock.
SOURCE VIEX Capital Advisors, LLC